EXHIBIT 3.1

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040104

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20140698526-33
	Filing Date and Time: 10/02/2014 6:39 AM
	Entity Number: E0504562014-5

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: SAVDEN GROUP CORP.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: NORTHWEST REGISTERED AGENT, LLC.
Name

[ ] Noncommercial Registered Agent (name and address below) **OR** [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 | Par value per share: $ 0.001 | Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) DENIS SAVINSKII
Name
401 RYLAND ST STE 200-A | RENO | NV | 89502
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

NORTHWEST REGISTERED AGENT, LLC.
Name

X NORTHWEST REGISTERED AGENT, LLC.
Incorporator Signature

401 RYLAND ST STE 200-A | RENO | NV | 89502
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X NORTHWEST REGISTERED AGENT, LLC.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

10/2/2014
Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 11-13-13

CORPORATE CHARTER

I, ROSS MILLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that

SAVDEN GROUP CORP.,  did on October 2, 2014, file in this office the original Articles of

Incorporation; that said Articles of Incorporation are now on file and of record in the office of the

Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my

hand and affixed the Great Seal of State, at my

office on October 2, 2014.

ROSS MILLER

Secretary of State

  Certified By:  Electronic Filing

  Certificate Number: C20141002-0043

  You may verify this certificate

  online at http://www.nvsos.gov/